RESOLUTION OF BOARD OF DIRECTORS

The undersigned, constituting the Board of Directors of AmericaTowne, Inc., a Delaware corporation (the "Corporation"), hereby enter into these resolutions under Article IV, Section 5 of the Corporation's Bylaws:

RESOLVED, that Alton Perkins, as Chairman of the Board, is hereby authorized to execute the Contribution Agreement between Yilaime Corporation and the Corporation dated August 11, 2014 (the "Contribution Agreement"). The Board of Directors has concluded that the Contribution Agreement is in the best interests of the Corporation.

RESOLVED, that the Officers of the Corporation are to take any and all necessary action in issuing those shares serving as consideration under the Contribution Agreement, and to take any and all necessary action to facilitate the contribution of the Contributed Assets under the Contribution Agreement.

These resolutions shall be entered into the books and records of the Corporation.

Dated: August 11, 2014

APPROVED:

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Alton Perkins
Chairman of the Board